Exhibit 23.02

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 20, 2003 with respect to the financial statements of Applied Semantics, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-114984 as filed on April 29, 2004) and related Prospectus of Google Inc. for the registration of shares of its common stock.

/S/    ERNST & YOUNG LLP

San Francisco, California

June 15, 2004